UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 30, 2006

                                    GREM USA
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             (Exact name of registrant as specified in its charter)


             Nevada                   000-30567                 61-1427156
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                       Identification No.)

315 E. Wallace St.
Fort Wayne, Indiana                                                     46803
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(Address of Principal Executive Offices)                             (Zip Code)

        Registrant's telephone number, including area code: (260)456-2354
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2006, the Company entered into a mortgage agreement in the amount of $440,000 with Interbay Funding, LLC. Mortgage note payable due in monthly installments starting on September 1, 2006, with interest, collateralized by real property; unpaid principal due September 1, 2021. Mortgage is also personally guaranteed by the Company's CEO, Ed Miers. Interest at 9.75%.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

ITEM 8.01         OTHER INFORMATION

On June 30, 2006, the Company terminated its relationship with its corporate counsel, Stoecklein Law Group and retained the law offices of Albert J. Rasch and Associates as new corporate counsel, effective August 1, 2006.

On August 2, 2006, the Company's Board of Directors authorized the Company to purchase up to 300 (three hundred) million shares of its common stock in the open market at no more than $0.005 per share, at an estimated price of $1,000,000 (one million) to $1,200,000 (one million two hundred thousand), over the next two years.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GREM USA

                                 By:  /S/ EDWARD MIERS
                                    --------------------------------------------
                                      Edward Miers, Chief Executive Officer


Date: August 4, 2006